UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 962-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On April 3, 2019, Tellurian Inc., a Delaware corporation (“Tellurian”), entered into a Common Stock Purchase Agreement (the “Tellurian CSPA”) with Total Delaware, Inc., a Delaware corporation and subsidiary of TOTAL S.A. (“Total”), pursuant to which Total has agreed to purchase, and Tellurian has agreed to issue and sell in a private placement to Total, 19,872,814 shares of Tellurian common stock, par value $0.01 per share (“Tellurian Common”), in exchange for a cash purchase price of $10.064 per share (the “Per Share Purchase Price”), which would result in aggregate gross proceeds to Tellurian of approximately $200 million (the “Private Placement”).

The closing of the Private Placement is subject to the satisfaction of certain closing conditions, including (i) obtaining the approval of Tellurian’s stockholders for the issuance and sale of the Tellurian Common pursuant to the Tellurian CSPA to the extent required by, and in accordance with, the requirements of The Nasdaq Stock Market (the “Tellurian Stockholder Approval”); (ii) Tellurian’s affirmative final investment decision (“FID”) with respect to the Driftwood LNG Project — Phase I (as such term is defined in the Tellurian CSPA) (the “Phase I Driftwood LNG Project”); (iii) Tellurian acquiring a 7.2% interest in Driftwood Holdings LP, the entity that will hold the Phase I Driftwood LNG Project, for $1.0 billion (the “Company Subsidiary Investment”); and (iv) certain other customary closing conditions.

The Tellurian CSPA contains customary representations, warranties and covenants of Tellurian and Total.  Tellurian, on the one hand, and Total, on the other hand, have agreed to indemnify each other and their respective affiliates, directors, officers and employees against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations set forth in the Tellurian CSPA.

In addition, under the terms of the Tellurian CSPA, Tellurian has granted certain anti-dilution rights to Total that will entitle Total to purchase additional shares of Tellurian Common under certain circumstances if all or a portion of the Company Subsidiary Investment is financed with securities convertible into Tellurian Common (“Phase I Convertible Securities”).  This anti-dilution right will entitle Total to buy additional shares of Tellurian Common following any conversion of Phase I Convertible Securities to the extent necessary for Total to maintain an ownership percentage of 20% with respect to the outstanding shares of Tellurian Common, as calculated in the manner provided in the Tellurian CSPA.  The purchase price for such shares will be equal to the lower of (i) the Per Share Purchase Price and (ii) the price per share of Tellurian Common at which the applicable Phase I Convertible Securities were converted.  The Tellurian CSPA also provides that Total will have certain customary registration rights with respect to the Tellurian Common it currently owns as well as the shares to be issued pursuant to the Tellurian CSPA.

The foregoing description of the Tellurian CSPA does not purport to be complete and is subject to and qualified in its entirety by reference to the Tellurian CSPA, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Voting Agreements

On April 3, 2019, in connection with the execution of the Tellurian CSPA, Tellurian entered into two Voting Agreements (the “Voting Agreements”).  The first Voting Agreement was entered into by and among Tellurian, Total, and each Mr. Charif Souki (Tellurian’s Chairman), the Souki 2016 Family Trust, and Mr. Martin Houston (Tellurian’s Vice Chairman) in their capacity as Tellurian stockholders (collectively, the “Stockholders”), and obligates each of the Stockholders, subject to certain exceptions, to vote any Tellurian equity securities they hold in favor of the proposal seeking the Tellurian Stockholder Approval.  The second Voting Agreement was entered into by and between Tellurian and Total, and obligates Total, subject to certain exceptions, to vote any Tellurian equity securities it holds in favor of approving the proposal seeking the Tellurian Stockholder Approval.  The Voting Agreements will terminate upon the earlier to occur of (a) obtaining the Tellurian Stockholder Approval, (b) the termination of the Tellurian PSA in accordance with its terms, and (c) the mutual written agreement of the parties to the applicable Voting Agreement.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the Voting Agreements, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report and incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The information regarding the Private Placement set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.  The Private Placement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

Item 7.01                                           Regulation FD Disclosure.

On April 3, 2019, Tellurian issued a press release regarding the Tellurian CSPA, the Voting Agreements and the HOA (as defined below).  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01                                           Other Events.

Also on April 3, 2019, Tellurian and Total entered into a Heads of Agreement (the “HOA”) pursuant to which the parties have agreed to use good faith and commercially reasonable efforts to enter into definitive documents by June 15, 2019 relating to (i) a $500 million investment by Total in the Phase I Driftwood LNG Project (the “Contribution Agreement”), (ii) a related sales and purchase agreement pursuant to which Total will have the right to purchase 1.0 million tonnes per annum (“mtpa”) of liquefied natural gas (“LNG”) from the Driftwood LNG export terminal (the “Driftwood SPA”) and (iii) a 15-year sales and purchase agreement pursuant to which Total will have the right to acquire a further 1.5 mtpa of LNG from Tellurian or one of its affiliates free on board at prices based on the Platts Japan Korea Marker (the “JKM SPA”).  The HOA will expire pursuant to its terms on December 31, 2019.

The HOA contemplates that the transactions provided for by the Contribution Agreement, the Driftwood SPA and the JKM SPA will be subject to certain conditions precedent, including FID.  The HOA also contemplates (i) a management fee to be paid to Tellurian, (ii) certain governance rights of Total at the Driftwood project level and (iii) a “most favored nations” clause.  There can be no assurance that the parties will enter into definitive agreements on the terms contemplated by the HOA or at all.  In particular, achieving FID will require substantial amounts of financing in addition to that contemplated by the HOA and related agreements, and Tellurian believes that it may enter into discussions with potential sources of such financing and Total in order to achieve commercial terms acceptable to all parties.  Accordingly, the definitive agreements contemplated by the HOA, if entered into, may have terms that differ significantly from those set forth in the HOA.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Common Stock Purchase Agreement, dated as of April 3, 2019, by and between Tellurian Inc. and Total Delaware, Inc.

10.2	Voting Agreement, dated as of April 3, 2019, by and between Tellurian Inc., Total Delaware, Inc., Charif Souki, the Souki 2016 Family Trust, and Martin Houston

10.3	Voting Agreement, dated as of April 3, 2019, by and between Tellurian Inc. and Total Delaware, Inc.

99.1	Press Release, dated as of April 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

Date: April 3, 2019	By:	/s/ Antoine J. Lafargue
	Name:	Antoine J. Lafargue
	Title:	Senior Vice President and Chief Financial Officer